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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM 8-K
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):September 16, 2002


                             KIDSTOYSPLUS.COM, INC.
               (Exact name of registrant as specified in charter)


          NEVADA                   000-26439                 98-0203927
(State or other jurisdiction      (Commission              (IRS Employer
     of incorporation)            File Number)           Identification No.)

1000-355 Burrard Street, Vancouver, British Columbia     V6C 2G8
(Address of principal executive offices)               (Zip Code)

 (Former name or former address, if changed since last report.)


(Former name or former address, if changed since last report.)


Registrant's telephone number, including area code:  (877)566-1212

Item 2.  Acquisition or Disposition of Assets

On September 16, 2002, the Shareholders and Board of Directors of the Company, acting by written consent, approved a one for 25 reverse stock split, and increase the authorized shares of common stock of the Company to 500 Million shares. The split will be effective on September 30, 2002 at the close of business. The shareholders also authorized the board to change the name of the Company to a name determined by the Board of Directors.

In addition, the board approved a settlement agreement with Albert R. Timcke and Coastal Investment Group, which provides that in exchange for the issuance to Mr. Timcke of 6,000,000 shares, and the transfer to Coastal Investment Group of the assets and business of KidsToys, Mr. Timcke will waive in excess of $30,000 owed to Mr. Timcke by the Company, and both Mr. Timcke and Coastal will assume and pay all of the liabilities of the Company as of September 20, 2002.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            KIDSTOYSPLUS.COM, INC.


                                            /s/ Albert R. Timcke
                                            ----------------------------
                                            Albert R. Timcke, President